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                                                                   EXHIBIT 99.2


            THIRD QUARTER 2006 INVESTOR PRESENTATION
 JAMES S. NICHOLSON, VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                         DECEMBER 22, 2006



Thank you, Amanda.

       Good morning, everyone. Welcome to our belated third quarter 2006 conference call. This call is being simultaneously broadcast on the internet and will also be archived for replay starting this afternoon. The replay can be accessed at our web site, www.tecumseh.com.

       Consistent with my normal protocol, I will start our conversation this morning with some brief comments expanding on our third quarter press release, as well as some commentary on our various 8-K filings subsequent to the quarter's end. Following my comments, we will open the call for your questions.

       I would remind you that my prepared comments this morning, and the answers to your questions, contain forward-looking statements within the meaning of the Securities laws. I refer you to the cautionary statements contained in our press release concerning significant risks and uncertainties involved with forward-looking statements that could cause actual results to differ materially from projected results.

       Well, needless to say it has been very busy here over the last several months. System conversions, multiple amendments to our lending agreements, new financing arrangements and financial statement restatements have been time-consuming activities. I plan to touch on all of these subjects in my commentary this morning, but most importantly, we are pleased to have resolution to these issues so that we can refocus all of our attention to improving future financial results.

       So let us begin with our more customary topic; first, that being our third quarter financial results. Reported results for the third quarter 2006 amounted to a net loss of $37.8 million, or $2.05 per share, compared to a net loss of $37.2 million, or $2.01 per share, in the third quarter of 2005. The third quarter 2005 results have been restated from their previous presentation due to an error in interperiod tax allocation. As a result, the restated third quarter net loss is $4.4 million worse than the previously reported net loss of $32.8 million; however, please note that there was no change to our full year reported results for 2005.

       While 2006 bottom line results were similar to the results of last year, they were negatively affected by lower operating profits and higher interest cost, and positively affected by a lower tax provision and the recognition of additional gain associated with the sale of Little Giant Pump Company resulting from a curtailment gain related to its associated benefit plans. With respect to operating profit, results were negatively impacted by lower sales, higher commodity costs, less favorable currency values and impairments, restructuring charges and other items that increased by $7.0 million over the prior year. In a moment, I will detail these factors by segment but, generally speaking, these factors contributed to lower operating results in all of the Company's business

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segments. The higher interest expense reflects the higher average borrowing costs of our current debt arrangements versus those in effect last year.

       With respect to taxes, both the current year and previous year's provisions are primarily the result of the establishment of valuation allowances against deferred tax assets in various taxing jurisdictions. Otherwise, except for intraperiod tax allocation, it is a reasonable expectation that the Company will have little tax expense in the upcoming quarters.

       While we continue to make progress with our profit improvement initiatives, we continue to face unfavorable external factors. In addition to the continuation of higher copper costs and unfavorable foreign currency rates that negatively impacted the first half of the year, unfavorable weather had a significant effect on sales in the Engine & Powertrain Group, and the difficulties of our system implementation caused lost sales in our Compressor Group. At September 30, 2006 the cost of copper, a key input into both motors and compressors, was approximately 60% higher from the beginning of the year and 133% higher from the beginning of 2005. And with respect to foreign currency, our primary exposure is the Brazilian Real, which, on average, was 7.3% stronger versus the dollar during the third quarter of 2006 versus 2005.

       Consolidated sales for the quarter amounted to $429.4 million, down 4.6% from last year's third quarter sales of $449.9 million. The effects of foreign currency translation increased sales by $10.2 million. Net of this effect from foreign currency translation, sales decreased by 6.8%. Sales increases in the Compressor and Electrical Components groups were more than offset by the lower sales in the Engine & Power Train segment.

       With this as an overview, I will now address our respective business segments in more detail, starting with the Compressor segment. Excluding the effects of foreign currency translation of $9.3 million, sales increased by $2.9 million, or 1.3% for the quarter. For the quarter, higher selling prices were the primary driver for the increase. Otherwise, the favorable effects of hot weather on aftermarket volumes were mitigated by shipping shortfalls that resulted from the implementation of our new ERP system.

       Compressor segment operating results, however, amounted to a loss of $6.5 million in the quarter versus income of $7.6 million a year ago. We estimate that approximately $9.7 million of the year-over-year decline was due to the effects of changes in foreign currency values. The remainder of the decline was attributable to higher input costs and costs associated with the ERP implementation, partially offset by price advances and various cost reduction activities, including headcount reductions.

       Our outlook for the Compressor Group for the remainder of 2006 is consistent with that expressed during our last call and is based upon an expectation that the value of the Real will not appreciably improve, and therefore, Compressor Group earnings will continue to lag results of the prior year. However, due to implemented price increases and cost reduction activities, we would expect the magnitude of the year-over-year decline to be less than that experienced during the third quarter. With respect to 2007, we expect results to improve based upon anticipated cost improvement initiatives, as well as previous, and to be implemented pricing actions. In addition, the Company has increased its level of hedging activity for copper since mid-year 2006 in order to reduce its exposure to the effects of fluctuations in copper prices in both the Compressor and the Electrical Components businesses.

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       Moving to the Electrical Components Group. For the quarter, the Group reported sales of $109.3 million, a 5.8% increase over last year. The change in sales reflected a strong HVAC market during the quarter. We have noticed that the strength of this market has begun to wane as we have begun to experience a rather warm winter thus far.

       Electrical Components operating results for the quarter was a loss of a half of a million dollars compared to a profit of $4.8 million a year ago, and loss of $1.7 million last quarter. This quarter's results were consistent with the previous quarter in that the higher cost of copper and production inefficiencies associated with our Juarez, Mexico facility were the primary drag on earnings. While the Electrical Components Group has also implemented price increases to combat higher input costs, this business segment historically takes longer to recoup commodity cost increases than does our Compressor business.

       Looking at the rest of 2006 for the Electrical Components business, results will be disappointing. Shortfalls of aggregate price increases to rising commodity costs and other input costs, start-up costs of new automotive-related programs, and continued production inefficiencies in Juarez, Mexico will continue to depress earnings. However, like the Compressor Group, we anticipate improvements throughout 2007 as a result of further pricing actions, cost reduction activities and corrections to the difficulties being experienced in the Juarez facility.

       Now for the Engine & Power Train Group. Sales in this group were down $39 million, or 31% compared to prior year's third quarter. The decrease was mostly attributable to unfavorable weather patterns. The lack of hurricane and severe storm activity significantly reduced sales of engines used for generators. In addition, consistent with the green season, where retailers were conservative in stocking their shelves, the same can be true for the winter season. As a result, sales of engines used for snow throwers are off to a slower start than last year. Overall, our current estimate is that the snow season will be around 12% below previous year's sales and this could worsen if there continues to be lack of snowfall throughout the whole winter. As far as we know, all of the volume declines are representative of industry volumes and not the result of any share losses.

       Due to the significant fall off in sales volume, the Group's operating results declined by $4.0 million in comparison to the prior year's third quarter. Overall, improvements in cost structure were offset by lower contribution from lower sales and by fees earned by AlixPartners. Excluding fees recognized in the quarter for AlixPartners' services of $5.5 million and impairment and restructuring charges related to the Engine business, results improved by approximately 29%, but would have been substantially better had volumes met initial expectations. During the quarter, the group also recognized impairment charges of $8.4 million, resulting from the idling of excess capacity under our overall restructuring plan.

       Our expectations for the future remain consistent with previous guidance. We expect our overall market share in 2007 to be consistent with 2006, based upon planned placements with our OEM customers and retailers for the upcoming season. During this process, we also completed a new three-year agreement for the supply of engines with one of our major customers.

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       Cost savings from the restructuring actions are expected to bring the operations into the black for the 2007 year as a whole, but overall industry volumes and the performance of new offshore suppliers will be determining factors in reaching this expectation.

       In addition, we expect to conclude AlixPartners' engagement with respect to the Engine & Power Train business during 2007, such that the majority of the costs associated with this project will be fully recognized by the end of the first quarter 2007. Now that completion of the restructuring efforts are within sight, we recently negotiated a new contract with AlixPartners that ceases any further fees based upon future savings computations. The purpose of the new arrangement is to bring more certainty with respect to the Company's payments to AlixPartners so that the Company can better predict its overall cash flows.

       Having covered the basic results of the groups, I would like to take a moment to address all those other matters that have transpired since we last had a chance to speak. Let's start by addressing our financial statement restatement. All of us at Tecumseh, regardless of whether involved in the preparation of such financial statements or not, strive to comply with all expectations of our constituents, whether they be shareholders, regulatory bodies, customers or employees. Our restatement involves how we compute our provision or benefit for income tax and how we allocate the expected provision or benefit to the interim periods of the year as well as the geography within our financial statements for the period. We have a very unique tax position not commonly seen among practitioners due to many factors including our policy of providing taxes for unremitted earnings of foreign subsidiaries, the establishment of valuation allowances in various taxing jurisdictions, and the allocation of taxes to discontinued operations and other comprehensive income. Our tax situation results in benefits recorded in one portion of the statement being partially or totally offset in other portions of the financial statements with the amount of "gross up" being subject to limitations both within the period and across the whole year. I merely mention these factors to demonstrate the complexity of our tax computation. Applying these rules is difficult and subject to interpretation, despite several levels of professional review. While these restatements affected 2004, 2005 and 2006 interim periods I would like to point out that they did not change full year results in 2004 or 2005, nor do they affect cash flow from operations or measures critical to our debt covenant compliance like minimum EBITDA. In addition, I would emphasize that a normal expectation for our provision is that there would be very little tax expense in total, representing foreign withholding taxes and income taxes in profitable foreign jurisdictions. Otherwise, the majority of total net tax expense recognized over this past two year period is associated with the establishment of valuation allowances against deferred tax asset balances.

       Also, as you know, while we were working with our accounting firm to correct our financial statements, we were also addressing debt compliance issues and various debt restructurings. Throughout this period we have been filing 8-K's to keep investors abreast of these developments. In summary, the poor third quarter and lack of accrual reversal with respect to social taxes in Brazil resulted in a shortfall of EBITDA versus our minimum EBITDA covenant. As a result, we obtained amendments from our then current first and second lien lenders. However, the Company had also determined that its forecast of available liquidity may not have been adequate under its existing lending arrangements during the period while the Company completed its restructuring efforts

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and therefore sought additional capital from a new second lien lender. The new second lien arrangement increased our second lien outstandings from approximately $55 million to $100 million, and proceeds were used to pay down our first lien lenders and to pay transaction expenses.

       In addition, while the Company was completing these arrangements in the United States, it was also negotiating new maturity schedules with its lenders in Brazil. The Company successfully reached an agreement with a majority of these lenders, but not all. These arrangements were subject to the approval of its current first and second lien lenders which we received in early December. The Company is currently addressing the two minority banks that did not participate in the restructuring in Brazil by pursuing a legal remedy under the law in Brazil whereby lenders representing a minority of outstanding balances of a class of creditors are forced to accept the terms that were acceptable to the lenders representing the majority of outstanding balances. The Company expects to prevail in its legal proceeding or to reach a mutual agreement with these remaining lenders.

       While the Company believes it has secured sufficient funding to successfully complete its restructuring, the result is more leverage than we would prefer to carry over several business cycles given the variability in earnings that can occur due to factors like weather and currency. As a result, we believe it is prudent to explore options that would allow the Company to accelerate debt reductions and therefore reduce our overall borrowing costs and debt service requirements. Among such alternatives are sales of assets. In this regard, under the direction of the Board of Directors, the Company is evaluating all of its assets. Included in this evaluation are factors such as whether the operations fit the Company's core operations, whether the Company can sustain a competitive advantage, and whether the assets would generate more value in a sale versus being internally managed. You may recall that when Little Giant Pump Company was sold, it was based upon these same criteria. The operation was not deemed to be near the Company's core and the value that was achieved in sale was worth more than the Company felt could be generated internally. Along these lines, investment bankers have been engaged to help the Company to evaluate whether various assets would meet the Company's sale criteria; however, we are not ready at this point in time to make any specific announcements about which assets may or may not be sold.

       Lastly, I thought I might anticipate any questions regarding our announcement regarding succession planning. I believe our press release on November 15, 2006 fully describes our intention to complete a natural and orderly transition of the Company's Chief Executive Officer. At this point in time, the Company has engaged an executive search firm to find and evaluate candidates for the position under the direction of the Company's Board of Directors. There is no definitive timetable for the completion of this search and our current CEO, Todd Herrick, will continue to serve as Chairman of the Board of Directors after his retirement as CEO.

       In conclusion, we remain highly committed to executing the plans that will yield improved results and enhance the overall liquidity of the Company. These plans are being executed and are producing favorable results; however, our overall success may also depend on conditions that are not totally within the Company's control, such as the cost of commodities, foreign currency exchange rates, and weather. While we are taking steps to mitigate the short-term effects of these factors, there are no assurances as to their longer term effects.

       That concludes my prepared comments, Amanda. I am now pleased to take your questions.